Exhibit 99.1

General Moly, Inc. — NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES PUBLICATION OF THE MT. HOPE PROJECT’S DRAFT ENVIRONMENTAL IMPACT STATEMENT

LAKEWOOD, COLORADO — December 5, 2011, General Moly, Inc. (the “Company”) (NYSE Amex and TSX: GMO) announced that on Friday, December 2, 2011, the Bureau of Land Management (“BLM”) published the Mt. Hope project’s Notice of Availability (“NOA”) in the Federal Register, commencing the public comment period for the Mt. Hope project’s Draft Environmental Impact Statement (“DEIS”).

Bruce D. Hansen, Chief Executive Officer, said, “The publication of the Mt. Hope DEIS is one of our most significant permitting accomplishments in the last five years and I am extremely pleased with and proud of our team for their continued efforts toward this goal.  We believe the Mt. Hope project’s DEIS is extremely robust and defensible and will continue to assist the BLM to the extent possible in finalizing the Final EIS for the project.

I would also like to commend the State and Federal offices of the BLM for their efforts in expediting the Notice of Availability process for this project.  A process that has historically taken 3 months or longer was accomplished in less than 1 month, in large part due to the administrative efforts of the BLM offices to expedite projects.

Finally, I would like to encourage those who support the Mt. Hope project to participate in the public comment process and submit supportive comments to the BLM over the next 90 days.”

The 90-day public comment period will close during the first week of March 2012, and currently includes one public hearing in Eureka, Nevada scheduled for January 18, where the BLM will present the Mt. Hope project and the BLM’s findings.  Following the public comment period, the BLM will consider comments received in developing a Final Environmental Impact Statement (“FEIS”).  The Company anticipates the Mt. Hope Record of Decision (“ROD”) to be issued following the FEIS, which will allow construction to proceed.  In all, the Company anticipates to receive its final permits within 6-9 months, or June to September 2012.

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project, that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:
Investors and Business Development - Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Media — Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.